As filed with the Securities and Exchange Commission on October 22, 1996
        ________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM S-8


                             Registration Statement
                                   Under the
                             Securities Act of 1933


                               WasteMasters, Inc.
               (Exact Name of Issuer as Specified in Its Charter)


                Maryland                             52-1507818
        (State of Incorporation)               (I.R.S. Employer ID No.)

            147 Old Solomon's Island Road, Annapolis, Maryland 21401,
                           Telephone: (410) 573-5800
         (Address and Telephone Number of Principal Executive Offices)

         1996 Employee, Consultant and Advisor Stock Compensation Plan
                            (Full Title of the Plan)



           Agent for Service:                          Copy to:
         Mr. Richard D. Masters                Gerald J. Laporte, Esq.
        Chief Executive Officer                  Patton Boggs, L.L.P.
          WasteMasters,  Inc.                    2550 M Street, N.W.
     147 Old Solomon's Island Road             Washington, D.C.  20037
       Annapolis, Maryland  21401             Telephone: (202) 457-6525
       Telephone: (410) 573-5800


                        CALCULATION OF REGISTRATION FEE



                                         Proposed Maximum    Proposed Maximum
 Title of Securities to   Amount to be     Offering Price       Aggregate          Amount of
     be Registered         Registered        per Share*      Offering Price*    Registration Fee
 Common Stock          2,000,000 shares**     $0.4375           $875,000           $265.15

 * Calculated in accordance with Rule 457 under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee and based upon the closing price of the Common Stock as reported through The NASDAQ SmallCap Market on October 17, 1996.

** Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Ststement also covers an indeterminate number of shares of Common Stock to be offered and sold pursuant to the antidilution provisions of the 1996 Employee, Consultant and Advisor Stock Compensation Plan.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement on Form S-8 is being filed solely to register additional securities. In accordance with General Instruction E of Form S-8, the Company hereby incorporates by reference the contents of the Company's registration statement on Form S-8 (No. 333-10723), originally filed with the Securities and Exchange Commission on August 23, 1996, relating to the 1996 Employee, Consultant and Advisor Stock Compensation Plan except for items that are restated in this Registration Statement.

     Item 5.  Interests of Named Experts and Counsel.

     Counsel for the Company, Patton Boggs, L.L.P., Washington, D.C. and Baltimore, Maryland, has rendered an opinion to the effect that the Common Stock offered hereby, if and when issued in accordance with the Plan, will have been validly issued, fully paid and nonassessable. Certain lawyers in Patton Boggs, L.L.P. beneficially own approximately 13,304 shares of the Company's Common Stock. As of August 31, 1996, Patton Boggs, L.L.P. was owed approximately $320,000 for legal services rendered and disbursements incurred on behalf of the Company and its affiliates. Patton Boggs, L.L.P. expects that it may be offered shares registered under this Registration Statement in payment of the Company's obligations to the firm.

     Item 8. Exhibits.

     The Exhibits to this Registration Statement are listed in the Exhibit Index, which is incorporated herein by this reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Town of Waldron, State of Michigan, on the 18th day of October 1996.

                                       WasteMasters, Inc.

                                       By:  /s/ Richard D. Masters
                                          ______________________________
                                          Richard D. Masters
                                          Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                        Title                         Date

     /S/ Richard D. Masters    Chief Executive Officer       October 18, 1996
     -----------------------   and Director
     Richard D. Masters        (Principal Executive and
                               Financial Officer)


     /S/ Paul Williamson       President, Chief Operating    October 18, 1996
     -----------------------   Officer and Director
     Paul Williamson


     /S/ Julius W. Basham, III Director                      October 18, 1996
     -----------------------
     Julius W. Basham, III


     /S/ A. Leon Blaser        Director                      October 18, 1996
     -----------------------
     A. Leon Blaser


     /S/ Robert E. Fahey       Director                      October 18, 1996
     -----------------------
     Robert E. Fahey


     -----------------------   Director                      October __, 1996
     Ronald W. Pickett

                                 EXHIBIT INDEX

Exhibit
Number                           Identification
4.1 WasteMasters, Inc. 1996 Employee, Consultant and Advisor Stock Compensation Plan

4.2 Form of Stock Payment Agreement under 1996 Employee, Consultant and Advisor Stock Compensation Plan (incorporated by reference to Exhibit
         4.2 to the Registration Statement on Form S-8 of the Company filed on August 23, 1996, Registration No. 333-10723)

5        Opinion regarding Legality

23.1 Consent of Turner, Jones & Associates, P.C. to the use of its opinion included in the Annual Report of the Company on Form 10-KSB for the fiscal year ended December 31, 1995

23.2 Consent of Patton Boggs, L.L.P. to the filing of its opinion with respect to the legality of the securities being registered (included in Exhibit No. 5)


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